Exhibit 21

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

Name of Company	Registrant ownership %	Jurisdiction
Hess Asia Holdings Inc	100	Cayman Islands
Hess Bakken Investments II L.L.C.	100	Delaware
Hess Bakken Investments III L.L.C.	100	Delaware
Hess Bakken Investments IV L.L.C.	100	Delaware
Hess Bakken Processing L.L.C.	47	Delaware
Hess Canada Oil and Gas ULC	100	Canada
Hess Capital Corporation S.a.r.l.	100	Luxembourg
Hess Capital Limited	100	Cayman Islands
Hess Capital Services Corporation	100	Delaware
Hess Canada (Aspy) Exploration Limited	100	Cayman Islands
Hess Canada Exploration Limited	100	Cayman Islands
Hess Capital Services L.L.C.	100	Delaware
Hess Denmark Aps	100	Denmark
Hess Equatorial Guinea Investments Limited	100	Cayman Islands
Hess Exploration and Production Malaysia B.V.	100	The Netherlands
Hess Energy Exploration Limited	100	Delaware
Hess Exploration & Production Holdings Limited	100	Delaware
Hess Finance	100	England & Wales
Hess GOM Deepwater L.L.C.	100	Delaware
Hess GOM Exploration L.L.C.	100	Delaware
Hess Gulf of Mexico Ventures L.L.C.	100	Delaware
Hess Guyana Exploration (Liza) Limited	100	Cayman Islands
Hess Guyana Exploration Limited	100	Cayman Islands
Hess Holdings EG Limited	100	Cayman Islands
Hess Holdings West Africa Limited	100	Cayman Islands
Hess Hungary Finance KFT	100	Hungary
Hess (Indonesia-VIII) Holdings Limited	100	Cayman Islands
Hess Infrastructure Partners LP	50	Delaware
Hess International Holdings Corporation	100	Delaware
Hess International Holdings Limited	100	Cayman Islands
Hess International Receivables Limited	100	Cayman Islands
Hess Libya Exploration Limited	100	Cayman Islands
Hess Libya (Waha) Limited	100	Cayman Islands
Hess Limited	100	England & Wales
Hess Llano L.L.C	100	Delaware
Hess Middle East New Ventures Limited	100	Cayman Islands
Hess Midstream Partners LP	35	Delaware
Hess Midstream Partners GP LP	50	Delaware
Hess (Netherlands) Oil & Gas Holdings C.V.	100	The Netherlands
Hess New Ventures Exploration Limited	100	Cayman Islands
Hess North Dakota Export Logistics L.L.C.	47	Delaware
Hess North Dakota Export Logistics Holdings L.L.C.	47	Delaware
Hess North Dakota Export Logistics Operations LP	47	Delaware
Hess North Dakota Pipelines L.L.C.	47	Delaware
Hess North Dakota Pipelines Holdings L.L.C.	47	Delaware

Name of Company	Registrant ownership %	Jurisdiction
Hess North Dakota Pipelines Operations LP	47	Delaware
Hess NWE Holdings Limited	100	England & Wales
Hess Ohio Developments, L.L.C.	100	Delaware
Hess Ohio Holdings Corporation	100	Delaware
Hess Ohio Sub-Holdings L.L.C.	100	Delaware
Hess Oil and Gas Holdings Inc.	100	Cayman Islands
Hess Oil Company of Thailand (JDA) Limited	100	Cayman Islands
Hess Services UK Limited	100	England & Wales
Hess Shenzi L.L.C.	100	Delaware
Hess Stampede L.L.C.	100	Delaware
Hess Tank Cars L.L.C.	50	Delaware
Hess Tank Cars II L.L.C.	50	Delaware
Hess Tank Cars Holdings II L.L.C.	50	Delaware
Hess TGP Finance Company L.L.C.	100	Delaware
Hess TGP Holdings L.L.C.	47	Delaware
Hess TGP Operations LP	47	Delaware
Hess Tioga Gas Plant L.L.C.	47	Delaware
Hess Trading Corporation	100	Delaware
Hess Tubular Bells L.L.C.	100	Delaware
Hess West Africa Holdings Limited	100	Cayman Islands
HIH C.V.	100	The Netherlands

Each of the foregoing subsidiaries conducts business under the name listed.  The above list does not include 47 subsidiary holding companies (20 domestic and 27 non-U.S.) that would otherwise be reported except that they are ultimately 100% owned by the Registrant and, as their line of business, fulfill similar roles to those holding companies separately identified in the above list.  In addition, we have excluded subsidiaries associated with divested assets, discontinued activities and those that when considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.